===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):            MARCH 3, 1999



                           THE MEN'S WEARHOUSE, INC.
               (Exact name of registrant as specified in charter)



         TEXAS                    000-20036                         74-1790172
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer Identification No.)



       5803 GLENMONT DRIVE
          HOUSTON, TEXAS                                           77081
(Address of Principal Executive Offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 592-7200


===============================================================================

ITEM 5.  OTHER EVENTS.

         On March 3, 1999, The Men's Wearhouse, Inc., a Texas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with TMW Combination Company, a Georgia corporation and a wholly owned subsidiary of the Company ("Combination Company") and K&G Men's Center, Inc., a Georgia corporation ("K&G"). Under the terms of the Merger Agreement, Combination Company will be merged with and into K&G, which will result in K&G becoming a wholly owned subsidiary of the Company. The shareholders of K&G will receive, based on certain adjustments, between 4.1 and 4.4 million shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), in exchange for all of the outstanding capital stock of K&G. The agreement provides that each share of K&G will be converted into .4 of a share of Company Common Stock if the price of Company Common Stock is $32.50 or above for a 15-day trading period prior to closing. If the price is $27.50 or less, then each share will be converted into .43 of a share of Company Common Stock. The conversion rate will vary between .4 and .43 if the stock price is between $32.50 and $27.50 per share. There is no assumption of any significant debt of K&G and the Company intends to account for the transaction as a pooling of interest.

         The merger is subject to customary terms and conditions, including the receipt of all required regulatory approvals. Although there can be no assurance that the merger will close, the Company currently anticipates that the acquisition will be consummated shortly after the receipt of such regulatory approvals, the satisfaction of the remaining conditions set forth in the Merger Agreement, and the approval of the transaction by the shareholders of K&G.

         A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

       99.1       -   Press Release of the Company dated March 4, 1999,
                      announcing the signing of the Merger Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE MEN'S WEARHOUSE, INC.



Dated: March 5, 1999                               /s/ GARY CKODRE
                                          -------------------------------------
                                                       Gary Ckodre
                                                  Vice President - Finance

                               INDEX TO EXHIBITS


         Exhibit
         Number          Description
         -------         -----------

          99.1 Press Release of the Company dated March 4, 1999, announcing the signing of the Merger Agreement.